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                                                                     Exhibit 4.5


                              ASSUMPTION AGREEMENT

         ASSUMPTION AGREEMENT (this "Agreement"), dated as of June , 2004, between Autocam Corporation, a Michigan corporation (the "Company"), and J.P. Morgan Trust Company, National Association, as trustee under the indenture referred to below ("Trustee").

                               W I T N E S S E T H

         WHEREAS, Micron Notes Corporation, a Delaware corporation (the "Issuer"), has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 10, 2004, providing for the issuance of 10.875% Senior Subordinated Senior Notes due 2014 (the "Notes");

         WHEREAS, concurrently herewith, the Issuer is being merged with and into the Company, with the Company as the surviving entity (the "Issuer Merger");

         WHEREAS, pursuant to Section 4.21 of the Indenture, the Company is required to execute and deliver this Agreement concurrently with the Issuer Merger;

WHEREAS, the substitution of the Company for the Issuer is subject to Section
5.02 of the Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                  1. ASSUMPTION. The Company hereby assumes all of the obligations of the Issuer under the Indenture and the Notes and, hereafter, shall be deemed the "Company" for all purposes under the Indenture and the Notes.

                  2. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  3. COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

                  4. EFFECT OF HEADINGS. The Section headings herein are for convenience of reference only and shall not affect the construction hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

         Dated: June 21, 2004

                                    AUTOCAM CORPORATION

                                    By: /s/ John C. Kennedy
                                        _______________________________
                                        Name: John C. Kennedy
                                        Title: President

         Dated: June 21, 2004

                                    J.P. MORGAN TRUST COMPANY,
                                    NATIONAL ASSOCIATION

                                    By: /s/ Benita A. Pointer
                                        _______________________________
                                        Name: Benita A. Pointer, CCTS
                                        Title: Assistant Vice President

                     Signature Page to Assumption Agreement